Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-287400) pertaining to the Full House Resorts, Inc. 2025 Equity Incentive Plan,
2)	Registration Statement (Form S-8 No. 333-258729) pertaining to the Full House Resorts, Inc. 2015 Equity Incentive Plan
3)	Registration Statement (Form S-8 No. 333-219294) pertaining to the Full House Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan
4)	Registration Statement (Form S-8 No. 333-204312) pertaining to the Full House Resorts, Inc. 2015 Equity Incentive Plan
5)	Registration Statement (Form S-3 No. 333-282987) and related Prospectus of Full House Resorts, Inc. pertaining to the registration of its debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units;

of our reports dated March 16, 2026, with respect to the consolidated financial statements of Full House Resorts, Inc. and the effectiveness of internal control over financial reporting of Full House Resorts, Inc. included in this Annual Report (Form 10-K) of Full House Resorts, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Las Vegas, Nevada

March 16, 2026